Exhibit 99.1

LIVE OAK BANCSHARES, INC.
2015 OMNIBUS STOCK INCENTIVE PLAN

PERFORMANCE RESTRICTED STOCK UNIT AWARD AGREEMENT
THIS PERFORMANCE RESTRICTED STOCK UNIT AWARD AGREEMENT is made and entered into effective as of August 10, 2018 (the “Date of Grant”), by and between LIVE OAK BANCSHARES, INC., a North Carolina corporation (the “Company”), and [Name] (the “Grantee”). This Agreement sets forth the terms and conditions associated with the Company’s award to Grantee of restricted stock units payable as described below in shares of Common Stock pursuant to the Company’s 2015 Omnibus Stock Incentive Plan (as amended from time to time, the “Plan”). Capitalized terms not explicitly defined in this Agreement but defined in the Plan will have the meanings ascribed to them under the Plan.
NOW, THEREFORE, in consideration of the foregoing and Grantee’s continued provision of valuable services as an employee of the Company, the parties hereto, intending to be legally bound, agree as follows:
1.Grant of Units. Effective as of the Date of Grant, the Company grants the Grantee [#######] Restricted Stock Units (the “Units”) subject to the provisions of this Agreement and the Plan. Each Unit is subject to settlement into one share of Common Stock (a “Share”) that will be delivered to Grantee pursuant to this Agreement when and if such Unit becomes vested in accordance with this Agreement.

2.Vesting. The Units are unvested when granted and will vest as described on Exhibit A, the terms of which are incorporated herein by reference.

3.Effect of Termination of Continuous Service. In the event of the termination of Grantee’s Continuous Service, all Units that are not vested will be immediately and automatically forfeited except as expressly provided on Exhibit A.

4.Delivery of Shares to Settle Units. When Units become vested as provided in Section 2, the vested Units will be settled by delivering to Grantee the number of Shares equal to the number of vested Units, subject to the following provisions.

(a)Delivery of the Shares will be made as soon as practicable after the date on which the Units vest, provided that the Company may provide for a reasonable delay in the delivery of the Shares to address tax and other administrative matters, and provided further that delivery of the Shares will occur no later than two and one-half months following the conclusion of the year in which the vesting occurs.

(b)Subject to the conditions described herein, as soon as practicable after the date on which the Units vest, the Company will, at its election, either: (i) issue a certificate representing the Shares deliverable pursuant to this Agreement; or (ii) not issue any certificate representing the Shares deliverable pursuant to this Agreement and instead document the Grantee’s interest in the Shares by registering such Shares with the Company’s transfer agent (or another custodian selected by the Company) in bookentry form in the Grantee’s name.

(c)No Shares will be issued pursuant to this Agreement unless and until all then-applicable requirements imposed by U.S., foreign, and state securities and other laws, rules and regulations and by any regulatory agencies having jurisdiction, and by any exchanges upon which the Shares may be listed, have been fully met, and the Company may condition the issuance of Shares pursuant to this Agreement on the Grantee’s taking any reasonable action to meet those requirements. The Company may impose such conditions on any Shares issuable pursuant to this Agreement as it may deem advisable, including, without limitation, restrictions under the Securities Act of 1933, as amended, under the requirements of any exchange upon which shares of the same class are then listed, and under any blue sky or other securities laws applicable to those shares.

5.Rights as a Shareholder. The Units represent a right to payment from the Company if the conditions of the Agreement are met and do not give the Grantee ownership of any Common Stock prior to delivery as provided in Section 4. Grantee will not have any rights and/or privileges of a stockholder of the Company with respect to the Units prior to such delivery, but Grantee will have all rights associated with the ownership of the Shares upon such delivery.

6.Non-Transferability of the Units. The Units and the right to payment under this Agreement are not transferable, and may not be sold, exchanged, transferred, pledged, hypothecated, encumbered or otherwise disposed of except by the laws of descent or distribution, or as otherwise provided by the Plan. Any purported transfer of the Units or the right to payment under this Agreement not in compliance with the preceding sentence is null and void and will not be given effect.

7.Tax Consequences. Grantee acknowledges that Grantee understands the federal, state, local, and foreign tax consequences of the award of the Units and the provisions of this Agreement. Grantee is relying solely on the advice of Grantee’s own tax advisors and not on any statements or representations of the Company or any of its agents in connection with such tax consequences. Grantee understands that Grantee (and not the Company nor any Related Entity) will be responsible for Grantee’s own tax liability that may arise as a result of the granting, vesting, and/or settlement of the Units (or otherwise in connection with this Agreement).

8.Withholding Obligations. As a condition to delivery of the Shares, the Grantee hereby authorizes the Company to withhold from the Shares deliverable under this Agreement a number of Shares with a Fair Market Value (measured as of the date tax withholding obligations are to be determined) equal to the federal, state, local and foreign tax withholding obligations of the Company or a Related Entity, if any, provided, however, that the number of such Shares so withheld will not exceed the amount necessary to satisfy the Company’s (or a Related Entity’s) required tax withholding obligations using the minimum statutory withholding rates for federal, state, local and foreign tax purposes, including payroll taxes, that are applicable to supplemental taxable income. In the event that the Administrator determines in its discretion that such withholding of Shares is not permitted pursuant to the Applicable Laws, the rules and regulations of any regulatory agencies having jurisdiction over the Company, or the rules of any exchanges upon which the Shares may be listed, then the Administrator may, in its discretion, make alternative arrangements for satisfying the Company’s (or a Related Entity’s) withholding obligations, utilizing any method permitted by the Plan, including but not limited to requiring Grantee to tender a cash payment or withholding from salary or other compensation payable to Grantee.

9.Application of Section 409A of the Code. The parties intend that the delivery of Shares in respect of the Units provided under this Agreement satisfies, to the greatest extent possible, the exemption from the application of Section 409A of the Code and the regulations and other guidance thereunder and any state law of similar effect (collectively, “Section 409A”) provided under Treasury Regulations Section 1.409A-1(b)(4) (or any other applicable exemption), and this Agreement will be construed to the greatest extent possible as consistent with those provisions. To the extent not so exempt, the delivery of Shares in respect of the Units provided under this Agreement will be conducted, and this Agreement will be construed, in a manner that complies with Section 409A and is consistent with the requirements for avoiding taxes or penalties under Section 409A. The parties further intend that each installment of any payments provided for in this Agreement is a separate “payment” for purposes of Treasury Regulation Section 1.409A-2(b)(2)(i). To the extent that (a) one or more of the payments received or to be received by Grantee pursuant to this Agreement would constitute deferred compensation subject to the requirements of Section 409A, and (b) Grantee is a “specified employee” within the meaning of Section 409A, then solely to the extent necessary to avoid the imposition of any additional taxes or penalties under Section 409A, the commencement of any payments under this Agreement will be deferred until the date that is six months following the Grantee’s termination of Continuous Service (or, if earlier, the date of death of the Grantee) and will instead be paid on the date that immediately follows the end of such six-month period (or death) or as soon as administratively practicable within thirty (30) days thereafter. The Company makes no representations to Grantee regarding the compliance of this Agreement or the Units with Section 409A, and Grantee is solely responsible for the payment of any taxes or penalties arising under Section 409A(a)(1), or any state law of similar effect, with respect to the grant or vesting of the Units or the delivery of the Shares hereunder.

10.Clawback. Grantee acknowledges and agrees all compensation payable pursuant to this Agreement will be subject to forfeiture and repayment pursuant to (i) the Company’s compensation recovery, “clawback” or similar policy, if any, as may be in effect from time to time, or (ii) any compensation recovery, “clawback” or similar policy made applicable by law, including the provisions of Section 945 of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the rules, regulations and requirements adopted thereunder by the Securities and Exchange Commission and/or any national securities exchange on which the Company’s equity securities may be listed, as may be in effect from time to time (the policies described in clauses (i) and (ii) collectively, the “Policy”). In the event that Grantee receives compensation hereunder that is subject to forfeiture or repayment under such Policy, then Grantee will, upon the written request of the Administrator and in the Administrator’s sole discretion, forfeit and repay to the Company all amounts subject to repayment under the Policy. In addition, Grantee agrees to reimburse the Company with respect to the Units to the extent required under Section 304 of the Sarbanes-Oxley Act of 2002 or as otherwise required by law.

11.Adjustments. All references to the number of Units will be appropriately adjusted to reflect any stock split, stock dividend, or other change in capitalization that may be made by the Company after the date of this Agreement, as provided in Section 13 of the Plan.

12.Electronic Delivery. Grantee hereby consents to receive documents related to the Units and any other Awards granted under the Plan by electronic delivery and agrees to participate in the Plan through an online or electronic system established and maintained by the Company or another third party designated by the Company, and such consent shall remain in effect throughout until withdrawn in writing by Grantee.

13.Data Privacy. Grantee acknowledges that the Company holds certain personal information about him/her, including, but not limited to, name, home address and telephone number, date of birth, social security number or other identification number, salary, nationality, job title, details of the Units and any other entitlement to Shares awarded, cancelled, exercised, vested or unvested. Grantee consents to the collection, use and transfer (including but not limited to transfers to parties assisting in the implementation, administration and management of the Plan), in electronic or other form, of such personal data for the purpose of implementing, administering, and managing Grantee’s participation in the Plan.

14.No Right to Continued Service. Neither this Agreement nor the award of the Units will confer upon the Grantee any right to continued employment or other service with the Company or a Related Entity, nor interfere in any way with the right of the Company or any Related Entity to terminate the Continuous Service of Grantee.

15.Binding Effect. This Agreement is binding upon and inures to the benefit of Grantee and Grantee’s heirs, executors, and personal representatives, and the Company and its successors and assigns.

16.Multiple Originals. This Agreement may be executed in one or more counterparts, each of which will be deemed an original but all of which together will constitute one and the same agreement. Facsimile or PDF reproductions of original signatures will be deemed binding for the purpose of the execution of this Agreement.

17.Notices. Any notice, demand or request required or permitted to be given pursuant to the terms of this Agreement must be in writing and will be deemed given when delivered personally, one day after deposit with a recognized international delivery service (such as FedEx), or three days after deposit in the U.S. mail, first class, certified or registered, return receipt requested, with postage prepaid, in each case addressed to the parties at the addresses of the parties set forth at the end of this Agreement or such other address as a party may designate by notifying the other in writing.

18.Choice of Law; Venue. This Agreement shall be construed and enforced in accordance with and governed by the laws of the State of North Carolina, without giving effect to the choice of law rules of any jurisdiction. The parties agree that any litigation arising out of or related to the Units or this Agreement will be brought exclusively in any state or federal court in New Hanover County, North Carolina. Each party (i) consents to the personal jurisdiction of said courts, (ii) waives any venue or inconvenient forum defense to any proceeding maintained in such courts, and (iii) agrees not to bring any proceeding arising out of or relating to this Agreement in any other court.

19.Modification of Agreement; Waiver. This Agreement may be modified, amended, suspended, or terminated, and any terms, representations or conditions may be waived, but only by a written instrument signed by each of the parties hereto, except as otherwise provided in the Plan. No waiver hereunder will constitute a waiver with respect to any subsequent occurrence or other transaction hereunder or of any other provision hereof.

20.Severability. The provisions of this Agreement are severable, and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, then the remaining provisions will nevertheless be binding and enforceable.

21.Entire Agreement. This Agreement, along with the Plan, constitutes and embodies the entire understanding and agreement of the parties hereto with respect to the subject matter hereof and there are no other agreements or understandings, written or oral, in effect between the parties hereto relating to the matters addressed herein.

22.Grantee’s Acknowledgements. Grantee hereby acknowledges receipt of a copy of the Plan and the Company’s prospectus covering the Shares issued pursuant to the Plan (the “Prospectus”). Grantee has read and understands the terms of this Agreement, the Plan, and the Prospectus. The Units are subject to all the provisions of the Plan, the provisions of which are hereby made a part of this Agreement, and are further subject to all interpretations, amendments, rules and regulations, which may from time to time be promulgated and adopted pursuant to the Plan. In the event of any conflict between the provisions of this Agreement and those of the Plan, the provisions of the Plan shall control.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer, and the Grantee has hereunto set the Grantee’s hand and seal, all as of the day and year first above written.
COMPANY:
Live Oak Bancshares, Inc.

By:
Name:
Title:

Address:        1741 Tiburon Drive
Wilmington, NC 28403

GRANTEE:

(SEAL)
Print Name:
Address:

Exhibit A

Grantee:	[Name]
Date of Grant:	August 10, 2018
Expiration Date:	August 10, 2025
Number of Units subject to Vesting Conditions:	[#######]

Whether the Units vest will be determined by the Company’s Compensation Committee (the “Committee”) in accordance with the Plan, the Agreement, and this Exhibit A.
Vesting Condition: The Units will vest in accordance with the schedule set forth below if and when the applicable target stock price as set forth in the table immediately below is met prior to the Expiration Date specified above (each such condition, a “Stock Price Condition”).

Target Stock Price	Portion of Units Vested
$35.00/share	2.5% of Units
$40.00/share	2.5% of Units
$45.00/share	2.5% of Units
$50.00/share	2.5% of Units
$55.00/share	90% of Units
Achievement of Stock Price Condition: In order for the corresponding portion of the Units to vest, the Company’s Common Stock must attain a closing price equal to or greater than the listed target stock price for at least twenty (20) consecutive trading days at any time prior to the Expiration Date.
Certification of Achievement of Stock Price Condition: The Committee will, promptly following the achievement of the applicable Stock Price Condition, certify in writing that such Stock Price Condition has been satisfied prior to any settlement of the Units.
Forfeiture: Any Units that do not vest in accordance with this Exhibit A at any time before the Expiration Date will be forfeited as of the Expiration Date.
Settlement: The Units will be vested as of the satisfaction of the applicable Stock Price Condition, and will thereafter be settled as described in Section 4 of the Agreement.
Effect of Certain Triggering Events: As used herein, the term “Triggering Event” means the occurrence of any of the following on or after January 1, 2019: (a) the termination of Grantee’s Continuous Service due to Grantee’s death or Disability, or (b) the occurrence of a Corporate Transaction. In the event that a Triggering Event occurs, all Units that have not previously been forfeited will no longer be subject to the Stock Price Conditions but will instead be subject to the Modified Stock Price Condition as described below. For avoidance of doubt, in the event of (i) the termination of Grantee’s Continuous Service due to Grantee’s death or Disability or (ii) the occurrence of a Corporate Transaction, in each case prior to January 1, 2019, all Units which have not vested prior to such termination or occurrence will be forfeited as of the date of such termination or occurrence.
Modified Stock Price Condition: The Modified Stock Price Condition is determined based on the date of the Triggering Event, as shown on the chart below. The Modified Stock Price Condition is met if the Company’s Common Stock attained a closing price equal to or greater than the applicable Target Stock Price (as shown on the chart below) for at least twenty (20) consecutive trading days within the 365-day period immediately prior to the date of the Triggering Event. In the event that the Modified Stock Price Condition is met, a number of Units equal to the applicable percentage of the total number of Units awarded hereunder, less any and all Units previously vested, will vest as shown in the chart below and will thereafter be settled as described in Section 4 of the Agreement. Any remaining unvested Units will be forfeited as of the date of the Triggering Event. If the Modified Stock Price Condition is not met, then all Units will be forfeited as of the date of the Triggering Event.

Exhibit A to Performance Restricted Stock Unit Award Agreement

Date of Triggering Event	Target Stock Price	% of Units Vested (including amounts previously vested)
January 1, 2019 through December 31, 2019	$35.00/share	14.3%
January 1, 2020 through December 31, 2020	$38.00/share	28.6%
January 1, 2021 through December 31, 2021	$42.00/share	42.9%
January 1, 2022 through December 31, 2022	$45.00/share	57.2%
January 1, 2023 through December 31, 2023	$49.00/share	71.4%
On or after January 1, 2024 but before Expiration Date	$52.00/share	85.7%

Examples: The following examples illustrate the application of the Modified Stock Price Condition:

•
If Grantee’s Continuous Service terminates as a result of his Disability on July 1, 2021, and the Units were not previously forfeited, the Target Stock Price for determining whether the Modified Stock Price Condition has been met will be $42.00/share, and if the Modified Stock Price Condition is met, Grantee would vest in 42.9% of the total Units awarded hereunder, less all Units already vested under the original Stock Price Conditions, as of the date of the termination due to Disability.

•
If a Corporate Transaction occurs on October 31, 2023, and the Units were not previously forfeited, the Target Stock Price for determining whether the Modified Stock Price Condition has been met will be $49.00/share, and if the Modified Stock Price Condition is met, Grantee would vest in 71.4% of the total Units awarded hereunder, less all Units already vested under the original Stock Price Conditions, as of the date of the Corporate Transaction.

Exhibit A to Performance Restricted Stock Unit Award Agreement